Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                     Registration Statement (Form S-3 No. 333-162891) of Hawaiian Holdings, Inc.,

(2)                     Registration Statement (Form S-8 No. 333-172356) of Hawaiian Holdings, Inc.,

(3)                     Registration Statement (Form S-8 No. 333-127732) of Hawaiian Holdings, Inc.,

(4)                     Registration Statement (Form S-8 No. 333-127731) of Hawaiian Holdings, Inc.,

(5)                     Registration Statement (Form S-8 No. 333-09671) of Hawaiian Holdings, Inc.,

(6)                     Registration Statement (Form S-8 No. 333-09669) of Hawaiian Holdings, Inc.,

(7)                     Registration Statement (Form S-8 No. 333-61244) of Hawaiian Holdings, Inc., and

(8)                     Registration Statement (Form S-8 No. 333-09667) of Hawaiian Holdings, Inc.;

of our report dated February 8, 2013 (except for Note 13, as to which the date is March 14, 2013), with respect to the consolidated financial statements of Hawaiian Holdings, Inc. included in this Current Report (Form 8-K) of Hawaiian Holdings, Inc. for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii

March 14, 2013